Exhibit 3.4

                            CERTIFICATE OF AMENDMENT
                                       TO
                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                          IMMTECH PHARMACEUTICALS, INC.

          ============================================================

         Adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware

          ============================================================


        IMMTECH  PHARMACEUTICALS,   INC.  (the  "Corporation"),   a  corporation
organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

        FIRST: That the name of the Corporation is Immtech Pharmaceuticals, Inc.

        SECOND:   That  the  original   certificate  of   incorporation  of  the
Corporation was filed with the Secretary of State of the State of Delaware on December 18, 1992.

        THIRD: That the Corporation's Amended and Restated Certificate of Incorporation, as amended (the "Restated Certificate"), be amended by deleting Article Fifth in its entirety and substituting in lieu thereof:

               "ARTICLE FIFTH. The number of directors shall be fixed from time to time in the manner provided in the By-Laws."

        FOURTH: That except as expressly provided herein, all of the terms and provisions of the Restated Certificate shall remain in full force and effect and are hereby ratified and confirmed in all respects.

        FIFTH: That at a meeting of the Corporation's Board of Directors resolutions were duly adopted setting forth the aforesaid amendment to the Restated Certificate, declaring said amendment to be advisable and calling a meeting of the stockholders of the Corporation for consideration thereof.

        SIXTH: That thereafter, the annual meeting of the stockholders of the Corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

        SEVENTH: That, said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed as of this 17th day of April, 2007.


                                   IMMTECH PHARMACEUTICALS, INC.


                                   By:     /s/ Gary C. Parks
                                      -----------------------------------------
                                           Name:  Gary C. Parks
                                           Title:   Chief Financial Officer



                                       2